Exhibit 10.3

SUBORDINATION AGREEMENT

1    THIS SUBORDINATION AGREEMENT, dated as of August 17, 2009, is made by Richard P. Kiphart (the “Subordinated Creditor”), for the benefit of M&I Business Credit, LLC, a Minnesota limited liability company (with its participants, successors and assigns, “Lender”).

2    Nature Vision, Inc., a Minnesota corporation and Nature Vision Operating, Inc., a Minnesota corporation (each a “Borrower” and collectively, the “Borrowers”) are now or hereafter may be indebted to Lender on account of loans or the other extensions of credit or financial accommodations from Lender to the Borrowers, or to any other person under the guaranty or endorsement of the Borrowers.

3    The Subordinated Creditor has made or may make loans or grant other financial accommodations to one or both Borrowers.

4    As a condition to making any loan or extension of credit to the Borrowers, Lender has required that the Subordinated Creditor subordinate the payment of the Subordinated Creditor’s loans and other financial accommodations to the payment of any and all indebtedness of the Borrowers to Lender.  Assisting the Borrowers in obtaining credit accommodations from Lender and subordinating his interests pursuant to the terms of this Agreement are in the Subordinated Creditor’s best interest.

5    ACCORDINGLY, in consideration of the loans and other financial accommodations that have been made and may hereafter be made by Lender for the benefit of the Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinated Creditor hereby agrees as follows:

6   1.       Definitions.  As used herein, the following terms have the meanings set forth below:

.1            “Borrower Default” means a Default or Event of Default as defined in any agreement or instrument evidencing, governing, or issued in connection with Lender Indebtedness, including, but not limited to, the Credit Agreement, or any default under or breach of any such agreement or instrument.

“Collateral” means all collateral now or hereafter securing payment of Lender Indebtedness, including all proceeds thereof.

“Credit Agreement” means that certain Credit and Security Agreement dated November 8, 2007, by and between the Borrowers and as the same may be amended, supplemented or restated from time to time.

“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

“Lender Indebtedness” is used herein in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of the Borrowers to Lender, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement at any time entered into by the Borrowers with Lender, and whether the Borrowers may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

“Subordinated Indebtedness” means all obligations arising under the Subordinated Note and each and every other debt, liability and obligation of every type and description which the Borrowers may now or at any time hereafter owe to the Subordinated Creditor, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several.

“Subordinated Note” means the Promissory Note executed by one or both Borrower, dated as of August 17, 2009, payable to the order of the Subordinated Creditor in the original principal amount of $200,000, together with all renewals, extensions and modifications thereof and any note or notes issued in substitution therefor.

7    2.       Subordination.  The payment of all of the Subordinated Indebtedness is hereby expressly subordinated to the extent and in the manner hereinafter set forth to the payment in full of Lender Indebtedness; and regardless of any priority otherwise available to the Subordinated Creditor by law or by agreement, Lender shall hold a first priority Lien in the Collateral, and any Lien claimed therein by the Subordinated Creditor shall be and remain fully subordinate for all purposes to the Lien of Lender therein for all purposes whatsoever.  The Subordinated Indebtedness shall continue to be subordinated to Lender Indebtedness even if Lender Indebtedness is deemed unsecured, under-secured, subordinated, avoided or disallowed under the United States Bankruptcy Code or other applicable law.

8    3.       Payments.  Until all of Lender Indebtedness has been paid in full and Lender has released its Lien in the Collateral, the Subordinated Creditor shall not, without Lender’s prior written consent, demand, receive or accept any payment (whether of principal, interest or otherwise) from the Borrowers in respect of the Subordinated Indebtedness, or exercise any right of or permit any setoff in respect of the Subordinated Indebtedness.

9    4.       Receipt of Prohibited Payments. If the Subordinated Creditor receives any payment on the Subordinated Indebtedness that the Subordinated Creditor is not entitled to receive under the provisions of this Agreement, the Subordinated Creditor will hold the amount so received in trust for Lender and will forthwith turn over such payment to Lender in the form received (except for the endorsement of the Subordinated Creditor where necessary) for application to then-existing Lender Indebtedness (whether or not due), in such manner of application as Lender may deem appropriate.  If the Subordinated Creditor exercises any right of setoff which the Subordinated Creditor is not permitted to exercise under the provisions of this Agreement, the Subordinated Creditor will promptly pay over to Lender, in immediately available funds, an amount equal to the amount of the claims or obligations offset.  If the Subordinated Creditor fails to make any endorsement required under this Agreement, Lender, or any of its officers or employees or agents on behalf of Lender, is hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for the Subordinated Creditor to make such endorsement in the Subordinated Creditor’s name.

10 5.       Action on Subordinated Indebtedness. The Subordinated Creditor will not commence any action or proceeding against the Borrowers to recover all or any part of the Subordinated Indebtedness, or join with any creditor (unless Lender shall so join) in bringing any proceeding against the Borrowers under any bankruptcy, reorganization, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the federal or any state government, or take possession of, sell, or dispose of any Collateral, or exercise or enforce any right or remedy available to the Subordinated Creditor with respect to any such Collateral, unless and until Lender Indebtedness has been paid in full and Lender has released its Lien in the Collateral.

11 6.       Action Concerning Collateral.

.1   (a)      Notwithstanding any Lien now held or hereafter acquired by the Subordinated Creditor, Lender may take possession of, sell, dispose of, and otherwise deal with all or any part of the Collateral, and may enforce any right or remedy available to it with respect to the Borrowers or the Collateral, all without notice to or consent of the Subordinated Creditor.

.2   (b)      In addition, and without limiting the generality of the foregoing, if the Lender requests that the Subordinated Creditor release its security interest or lien in connection with the sale or disposition of any Collateral, then (i) Lender shall notify the Subordinated Creditor in writing of such request and provide a description of the Collateral to be sold; and (ii) the Subordinated Creditor hereby authorizes the Lender (and irrevocably appoints Lender, or any of its officers or employees on behalf of Lender, as the attorney-in-fact for the Subordinated Creditor (which appointment is coupled with an interest) with the full power) to file a partial release of Subordinated Creditor’s security interest or lien in such Collateral and the Subordinated Creditor shall be deemed to have consented to such sale or disposition.

.3  (c)       Lender shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of, or otherwise realize upon any of the Collateral, and in no event shall Lender be deemed the Subordinated Creditor’s agent with respect to the Collateral.  All proceeds received by Lender with respect to any Collateral may be applied, first, to pay or reimburse Lender for all costs and expenses (including reasonable attorneys’ fees) incurred by Lender in connection with the collection of such proceeds, and, second, to any Lender Indebtedness secured by Lender’s Lien in that Collateral in any order that it may choose.

12  7.        Bankruptcy and Insolvency.  In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy law, the sale of all or substantially all of the assets of the Borrowers, dissolution, liquidation or any other marshalling of the assets or liabilities of the Borrowers, the Subordinated Creditor will file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of the Borrowers in respect of the Subordinated Indebtedness and will hold in trust for Lender and promptly pay over to Lender in the form received (except for the endorsement of the Subordinated Creditor where necessary) for application to the then-existing Lender Indebtedness, any and all moneys, dividends or other assets received in any such proceedings on account of the Subordinated Indebtedness, unless and until Lender Indebtedness has been paid in full and Lender’s Lien in the Collateral has been terminated.  If the Subordinated Creditor shall fail to take any such action, Lender, as attorney-in-fact for the Subordinated Creditor, may take such action on the Subordinated Creditor’s behalf.  The Subordinated Creditor hereby irrevocably appoints Lender, or any of its officers or employees on behalf of Lender, as the attorney-in-fact for the Subordinated Creditor (which appointment is coupled with an interest) with the power but not the duty to demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character, to vote claims comprising Subordinated Indebtedness to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension and to take such other action in Lender’s own name or in the name of the Subordinated Creditor as Lender may deem necessary or advisable for the enforcement of the agreements contained herein; and the Subordinated Creditor will execute and deliver to Lender such other and further powers-of-attorney or instruments as Lender may request in order to accomplish the foregoing.  If Lender desires to permit the use of cash collateral or to provide post-petition financing to the Borrowers, the Subordinated Creditor shall not object to the same or assert that its interests are not being adequately protected.

13  8.       Restrictive Legend; Transfer of Subordinated Indebtedness.  The Subordinated Creditor will cause the Subordinated Note and all other notes, bonds, debentures or other instruments evidencing the Subordinated Indebtedness or any part thereof to contain a specific statement thereon to the effect that the indebtedness thereby evidenced is subject to the provisions of this Agreement, and the Subordinated Creditor will mark its books conspicuously to evidence the subordination effected hereby.  Attached hereto as Exhibit A is a true and correct copy of the Subordinated Note bearing such legend.  At the request of Lender, the Subordinated Creditor shall deposit with Lender the Subordinated Note and all of the other notes, bonds, debentures or other instruments evidencing the Subordinated Indebtedness, which notes, bonds, debentures or other instruments may be held by Lender so long as any Lender Indebtedness remains outstanding or Lender’s Lien in the Collateral has not been terminated.  The Subordinated Creditor is the lawful holder of the Subordinated Note and has not transferred any interest therein to any other person or entity.  Without the prior written consent of Lender, the Subordinated Creditor will not assign, transfer or pledge to any other person any of the Subordinated Indebtedness or agree to a discharge or forgiveness of the same.

14  9.       Continuing Effect.  This Agreement shall constitute a continuing agreement of subordination, and Lender may, without notice to or consent by the Subordinated Creditor, modify any term of Lender Indebtedness in reliance upon this Agreement.  Without limiting the generality of the foregoing, Lender may, at any time and from time to time, without the consent of or notice to the Subordinated Creditor and without incurring responsibility to the Subordinated Creditor or impairing or releasing any of Lender’s rights or any of the Subordinated Creditor’s obligations hereunder:

.1   (a)      change the interest rate or change the amount of payment or extend the time for payment or renew or otherwise alter the terms of any Lender Indebtedness or any instrument evidencing the same in any manner;

.2   (b)      sell, exchange, release or otherwise deal with any property at any time securing payment of Lender Indebtedness or any part thereof;

.3   (c)      release anyone liable in any manner for the payment or collection of Lender Indebtedness or any part thereof;

.4   (d)      exercise or refrain from exercising any right against the Borrowers or any other person (including the Subordinated Creditor); and

.5   (e)      apply any sums received by Lender, by whomsoever paid and however realized, to Lender Indebtedness in such manner as Lender shall deem appropriate.

1510.     No Commitment.  None of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of Lender to make any future loans or other extensions of credit or financial accommodations to the Borrowers.

The Subordinated Creditor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of Lender’s remedies permitted by applicable law or agreement.

16  11.     Notice.  All notices and other communications hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by registered mail, postage prepaid, or (iii) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth below:
If to Lender:
M&I Business Credit, LLC
Suite 450
651 Nicollet Mall
Minneapolis, MN 55402-1657
Attention: Tom Kopacek
Telecopier:  (612) 677-8798
If to the Subordinated Creditor:
Richard P. Kiphart
c/o William Blair & Company
222 West Adams Street
Chicago, IL 60603
Telecopier: (312) 236-2260
or at such other address as may hereafter be designated in writing by that party.  All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally, (ii) the date of posting if delivered by mail, or (iii) the date of transmission if delivered by telecopy.

17   12.     Conflict in Agreements.  If the subordination provisions of any instrument evidencing Subordinated Indebtedness conflict with the terms of this Agreement, the terms of this Agreement shall govern the relationship between Lender and the Subordinated Creditor.

18   13.     No Waiver.  No waiver shall be deemed to be made by Lender of any of its rights hereunder unless the same shall be in writing signed on behalf of Lender, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of Lender or the obligations of the Subordinated Creditor to Lender in any other respect at any time.

19   14.     Binding Effect; Acceptance.  This Agreement shall be binding upon the Subordinated Creditor and the Subordinated Creditor’s heirs, legal representatives, successors and assigns and shall inure to the benefit of Lender and its participants, successors and assigns irrespective of whether this or any similar agreement is executed by any other creditor of the Borrowers.  Notice of acceptance by Lender of this Agreement or of reliance by Lender upon this Agreement is hereby waived by the Subordinated Creditor.

20   15.     Miscellaneous.  The paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.  This Agreement may be executed in any number of counterparts and by facsimile (including electronic communication), each of which shall be an original, but all of which together shall constitute one instrument.

21   16.     Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Minnesota.  Each party consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by any of them in connection with this Agreement may be venued in either the state or federal courts located in Hennepin County, Minnesota.  THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Subordinated Creditor has executed this Agreement as of the date and year first written above.
SUBORDINATED CREDITOR:

/s/ Richard P. Kiphart
Richard P. Kiphart

Acknowledgment by Borrowers

22           The undersigned, being the Borrowers referred to in the foregoing Agreement, hereby (i) acknowledges receipt of a copy thereof, (ii) agrees to all of the terms and provisions thereof, (iii) agrees to and with Lender that it shall make no payment on the Subordinated Indebtedness that the Subordinated Creditor would not be entitled to receive under the provisions of the Agreement, (iv) agrees that any such payment will constitute a default under Lender Indebtedness, and (v) agrees to mark its books conspicuously to evidence the subordination of the Subordinated Indebtedness effected hereby.

NATURE VISION, INC.
By:	/s/Jeffery P. Zernov
Jeffery P. Zernov
Its: President – Chief Executive Officer

NATURE VISION OPERATING, INC.
By:	/s/Jeffery P. Zernov
Jeffery P. Zernov
Its: President – Chief Executive Officer

EXHIBIT A

attach copy of Subordinated Note with following legend:
“THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT BY RICHARD P. KIPHART IN FAVOR OF M&I BUSINESS CREDIT, LLC, DATED AUGUST 17, 2009.”

DEMAND PROMISSORY NOTE
$200,000	August 17, 2009

FOR VALUE RECEIVED, Nature Vision, Inc., a Minnesota corporation (the “Company”) promises to pay to Richard Kiphart or his successors or assigns (“Holder”), ON DEMAND AT ANY TIME, at such place as the Holder of this Note may designate in writing to the Company, the principal sum of Two Hundred Thousand Dollars ($200,000.00), together with simple interest on the unpaid principal balance from the date of this Note until fully paid at the rate of fifteen percent (15%) per annum, based on actual days elapsed in a year of 365 days.  Principal and interest are due and payable in lawful money of the United States of America.  To the extent that funds in excess of $100,000 are available to the Company after M&I Business Credit, LLC has been paid in full, the Company will pay such funds to Holder with or without any demand.

This Note may be fully or partially prepaid at any time without penalty or premium.  Any prepayment shall be applied first to accrued but unpaid interest and the remainder to principal.

The Company waives presentment, dishonor, protest, demand, diligence, notice of protest, notice of demand, notice of dishonor, notice of nonpayment, and any other notice of any kind otherwise required by law in connection with the delivery, acceptance, performance, default, enforcement or collection of this Note and expressly agrees that this Note, or any payment hereunder, may be extended or subordinated (by forbearance or otherwise) at any time, without in any way affecting the liability of the Company.

The Company agrees to pay on demand all reasonable costs of collecting or enforcing payment under this Note, including attorney fees and legal expenses, whether through courts of original jurisdiction, courts of appellate jurisdiction, or bankruptcy courts, or through other legal proceedings.

This Note may not be amended or modified, nor shall any waiver of any provision hereof be effective, except only by an instrument in writing signed by the party against whom enforcement of any amendment, modification, or waiver is sought.  This Note shall be governed by and construed according to the laws of the State of Minnesota without regard to conflicts of laws principles.

NATURE VISION, INC.

By:
Its:

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT BY RICHARD KIPHART IN FAVOR OF M&I BUSINESS CREDIT, LLC, DATED AUGUST 17, 2009.